                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-82713 of Cherokee International, LLC of our reports dated September 15, 1999 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Costa Mesa, California
October 6, 1999